UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55202	45-2771978

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 15, 2015, Global Net Lease, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (“Annual Meeting”). At the Annual Meeting, the stockholders voted on (i) the election of P. Sue Perrotty, William M. Kahane, Abby M. Wenzel and Edward G. Rendell to the Company’s Board of Directors for one-year terms until the 2016 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The stockholders elected all four nominees for director and ratified the appointment of PWC.

The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
P. Sue Perrotty	89,545,495.363	915,892.626	2,537,207.740
William M. Kahane	88,912,165.329	1,549,465.667	2,536,964.733
Abby M. Wenzel	89,502,238.696	968,098.375	2,528,258.658
Edward G. Rendell	88,974,359.226	1,447,143.773	2,577,092.730

Proposal No. 2 — Ratification of the Appointment of PWC as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015:

Votes For	Votes Against	Abstentions
89,985,545.606	813,301.573	2,199,748.550

There were no broker non-votes. No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2015	By:	/s/ Scott J. Bowman
		Name:	Scott J. Bowman
		Title:	Chief Executive Officer